UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 3, 2016

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 3 2016, Lipocine Inc. (the “Company”) entered into a Commercial Manufacturing Services and Supply Agreement (the “Agreement”) with M.W. Encap Ltd. (“Encap”), a United Kingdom based contract manufacturer, a division of Capsugel Dosage Form Solutions. The Agreement is effective as of March 3, 2016 (the “Effective Date”). Pursuant to the Agreement, Encap has agreed to manufacture and supply bulk commercial quantities of the Company’s oral testosterone replacement therapy product candidate, LPCN 1021 (the “Product”). LPCN 1021 is currently the subject of a New Drug Application (“NDA”) which was accepted for filing by the U.S. Food and Drug Administration (the “FDA”) in October 2015.

From the Effective Date through the fifth anniversary of the date that FDA approval is obtained for the sale and marketing of the Product in the United States (unless earlier terminated, the “Term”), the Company has agreed to purchase a minimum of the Product on an annual basis from Encap on the basis of a 12 month rolling commercial forecast in which the first 3 months of each rolling forecast are binding on the Company. Such forecast may be subsequently increased or decreased by the Company pursuant to the terms of the Agreement.

Each party has agreed to indemnify the other party from and against certain third-party claims related to, among other things, breaches of the Agreement, infringement of third party intellectual property rights or any negligent or willful misconduct by a party, as the case may be.

In general, the Company may terminate the agreement for any reason prior to production of a defined minimum amount of Product upon payment of a cancellation fee. Thereafter, the Company may terminate the Agreement without incurring any fees or costs upon 90 days written notice or immediately if Encap is not able to meet Company’s reasonable requirements of Product. The Company and Encap may each terminate the Agreement upon a material breach of the Agreement by the other party, so long as the other party has not cured such breach within a defined period after written notice of the breach by the non-breaching party or in the event the other party becomes insolvent or goes into bankruptcy, liquidation or receivership. Encap may terminate the Agreement if the Company has not placed a firm order for Product within a defined period of time from the date of FDA approval of the Product. Additionally, Encap may terminate the Agreement without cause upon the provision of written notice within at least a defined period of time advance written notice.

The foregoing does not purport to be a complete description of the agreement, and is qualified by reference to the full text of such document, which the Company will file in a subsequent filing with the Securities and Exchange Commission.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date: March 4, 2016	/s/ Mahesh V. Patel
Mahesh V. Patel President and Chief Executive Officer Accounting Officer